UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2005

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 28, 2005, the Company reported operating results for the for the three months and year ended December 31, 2004. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)       Exhibits

            The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

            99.1    Press release dated February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: February 28, 2005
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 February 28, 2005
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. reports results for the three months and year ended December 31, 2004.

Glendale, California — PS Business Parks, Inc. (AMEX:PSB), reported operating results for the three months and year ended December 31, 2004.

Net income allocable to common shareholders for the three months ended December 31, 2004 was $16.9 million or $0.77 per diluted share on revenues of $56.2 million compared to $6.7 million or $0.31 per diluted share on revenues of $49.7 million for the same period in 2003. Net income allocable to common shareholders for the year ended December 31, 2004 was $29.1 million or $1.33 per diluted share on revenues of $219.1 million compared to $33.3 million or $1.54 per diluted share on revenues of $194.7 million for the year ended December 31, 2003.

Revenues increased $6.5 million for the three months ended December 31, 2004 over the same period in 2003 as a result of properties acquired during the latter part of 2003 and 2004. Same park net operating income increased 0.6% or $198,000 with revenue increases in the Company’s stronger markets such as Southern California, Virginia and Maryland, partially offset by lower revenue in Portland, Northern California and Texas. Net income allocable to common shareholders increased over the same period by $10.2 million or $0.46 per diluted share resulting from a gain on the disposition of real estate of $15.3 million, partially offset by a net increase in preferred equity distributions of $3.6 million related to the issuance, net of redemptions, of $252.2 million of preferred equity during the year ended December 31, 2004.

Revenues increased $24.3 million for the year ended December 31, 2004 over the prior year as a result of properties acquired during the latter part of 2003 and during the second quarter of 2004. Net income allocable to common shareholders decreased over the same periods by $4.2 million or $0.21 per diluted share. Offsetting the impact of net operating income from acquired properties and gains on the disposition of real estate were additional depreciation and preferred equity distributions. In addition, same park net operating income decreased 3.2% in 2004 over the year ended December 31, 2003 largely impacted by lower operating results in the Company’s Texas and Oregon portfolios. In addition, in the year ended December 31, 2004, the Company has reported non-cash distributions to its preferred stock and unit holders of $5.0 million related to preferred equity redemptions (see discussion below).

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the fourth quarter of 2004 and 2003 were $26.0 million, or $0.89 per diluted share, and $25.5 million, or $0.88 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the year ended December 31, 2004 was $97.2 million or $3.32 per diluted share compared to $97.4 million or $3.38 per diluted share for 2003.

On September 3, 2004, the Company redeemed 3.2 million units of its 8.750% Cumulative Series C Preferred Operating Partnership Units for $80.0 million, and on September 7, 2004, the Company redeemed 1.6 million units of its 8.875% Series X Cumulative Preferred Operating Partnership Units for $40.0 million. On April 30, 2004, the Company redeemed 2.1 million depositary shares of its 9.250% Cumulative Series A Preferred Stock for approximately $52.8 million and on April 23, 2004 the Company redeemed 510,000 units of its 8.875% Series B

Cumulative Preferred Operating Partnership Units for approximately $12.8 million. In accordance with the Securities and Exchange Commission’s interpretation of Emerging Issues Task Force (“EITF”) Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” the redemption of the Series B, C and X preferred units resulted in an additional allocation of net income to preferred unit holders for the year ended December 31, 2004 and a corresponding reduction of net income and FFO allocable to common shareholders of $3.1 million. The redemption of the Series A preferred stock resulted in an additional allocation of net income to preferred shareholders for the year ended December 31, 2004 and a corresponding reduction of net income allocable to common shareholders of $1.9 million.

                                                    Three Months Ended December 31,        Year Ended December 31,
                                                  ------------------------------------ ---------------------------------
                                                         2004              2003                2004            2003
                                                  ---------------- ------------------- ------------------ --------------
FFO per common share before adjustments........     $    0.89        $     0.88          $     3.49       $    3.58
Application of EITF Topic D-42.................           -                  -                (0.17)            -
Impairment charge..............................           -                  -                   -            (0.20)
                                                  ---------------- ------------------- ------------------ --------------
FFO per common share, as reported..............     $    0.89        $     0.88          $     3.32       $    3.38
                                                  ================ =================== ================== ==============

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 and the adoption of the SEC’s guidance regarding impairment adjustments on the Company’s FFO per common shareholders and unit holders for the three months and year ended December 31, 2004 and 2003:

Property Operations

In order to evaluate the performance of the Company’s overall portfolio, management analyzes the operating performance of a consistent group of properties (13.7 million net rentable square feet). These properties (herein referred to as Same Park facilities) have been owned and operated by the Company since January 1, 2003 and exclude assets held for sale and included in discontinued operations. Same Park facilities represent approximately 76.1% of the Company’s total portfolio of 18.0 million square feet as of December 31, 2004.

Included in Same Park revenue for the three months ended December 31, 2004 is a non-recurring early termination fee of approximately $763,000 received in connection with the cancellation of a lease obligation. Commensurate with the lease cancellation, the Company signed a four-year lease with a new tenant. The termination fee approximates the undiscounted difference between the aggregate revenues of the newly executed lease and the future rental obligations of the cancelled lease.

The following tables summarize the operating results of the Same Park facilities as well as the total portfolio:

                                Same Park Facilities (13.7 million square feet) (1)
                             (in thousands, except per square foot amounts, unaudited)

                                                                          Three Months Ended
                                                                             December 31,
                                                                -----------------------------------------
                                                                         2004                2003               Change
                                                                --------------------- --------------------- -----------------

Rental income before straight-line rent......................     $          46,894    $          46,771               0.3%

Straight-line rent...........................................                   592                  702             (15.7%)
                                                                --------------------- --------------------- -----------------
Total rental income..........................................                47,486               47,473               0.0%
Cost of operations...........................................                12,957               13,142             (1.4%)
                                                                --------------------- --------------------- -----------------
Net operating income.........................................                34,529               34,331               0.6%
   Less:  straight-line rent.................................                 (592)                (702)            (15.7%)
                                                                --------------------- --------------------- -----------------
Net operating income before straight-line rent(2)............      $         33,937    $          33,629               0.9%
                                                                ===================== ===================== =================
Gross margin(3)..............................................                 72.4%                71.9%               0.7%
Weighted average for period:
    Occupancy................................................                 90.5%                92.6%             (2.3%)
    Annualized realized rent per occupied sq. ft.(4).........      $          15.11    $           14.73               2.6%

                                                                              Year Ended
                                                                              December 31,
                                                                -----------------------------------------
                                                                         2004                2003              Change
                                                                --------------------- --------------------- -----------------
Rental income before straight-line rent......................     $         183,696    $    187,405                  (2.0%)
Straight-line rent...........................................                 2,082          1,906                     9.2%
                                                                --------------------- --------------------- -----------------
Total rental income..........................................               185,778         189,311                  (1.9%)
Cost of operations...........................................                52,003          51,054                    1.9%
                                                                --------------------- --------------------- -----------------
Net operating income.........................................               133,775         138,257                  (3.2%)
   Less:  straight-line rent.................................               (2,082)         (1,906)                    9.2%
                                                                --------------------- --------------------- -----------------
Net operating income before straight-line rent(2)............     $         131,693    $    136,351                  (3.4%)
                                                                ===================== ===================== =================
Gross margin(3)..............................................                 71.7%          72.8%                   (1.5%)
Weighted average for period:
    Occupancy................................................                 90.5%          92.8%                   (2.5%)
    Annualized realized rent per occupied sq. ft.(4).........      $          14.79    $     14.71                    0.5%

(1)  Same Park  properties'  operations  have been adjusted to exclude the financial  results of the properties classified as Discontinued Operations.

(2)  Net operating  income  ("NOI") is an important  measurement  in the  commercial  real estate  industry for determining  the value of the real estate  generating  the NOI. The key  components of NOI are rental income less cost of operations excluding the effects of straight-line rent and depreciation.

(3)  Gross margin is computed by dividing  property net operating  income before  straight-line  rent by rental income before straight-line rent.

(4)  Realized  rent per square foot  represents  the revenues  earned  before  straight-line  rent per occupied square foot.

                                  Total Portfolio (17.8 million square feet) (1)
                             (in thousands, except per square foot amounts, unaudited)

                                                                            Three Months Ended
                                                                               December 31,
                                                                  -------------------------------------------
                                                                           2004                2003                 Change
                                                                  --------------------- --------------------- -------------------

Rental income before straight-line rent.......................      $          55,141    $          48,666                13.3%
Straight-line rent............................................                    901                  819                10.0%
                                                                  --------------------- --------------------- -------------------
Total rental income...........................................                 56,042               49,485                13.3%
Cost of operations............................................                 16,699               14,285                16.9%
                                                                  --------------------- --------------------- -------------------
Net operating income..........................................                 39,343               35,200                11.8%
   Less:  straight-line rent..................................                  (901)                (819)                10.0%
                                                                  --------------------- --------------------- -------------------
Net operating income before straight-line rent(2).............      $          38,442    $          34,381                11.8%
                                                                  ===================== ===================== ===================
Gross margin(3)...............................................                  69.7%                70.6%               (1.3%)
Weighted average for period:
    Square footage (4)........................................                 17,849               14,370                24.2%
    Occupancy (4) ............................................                  89.6%                91.9%               (2.5%)
    Annualized realized rent per occupied sq. ft.(5)..........      $           13.79    $           14.74               (6.4%)

                                                                                Year Ended
                                                                               December 31,
                                                                  -------------------------------------------
                                                                           2004                2003                 Change
                                                                  --------------------- --------------------- -------------------

Rental income before straight-line rent.......................       $         215,304   $         191,822                12.2%
Straight-line rent............................................                   3,143               2,171                44.8%
                                                                  --------------------- --------------------- -------------------
Total rental income...........................................                 218,447             193,993                12.6%
Cost of operations............................................                  64,969              53,410                21.6%
                                                                  --------------------- --------------------- -------------------
Net operating income..........................................                 153,478             140,583                 9.2%
   Less:  straight-line rent..................................                 (3,143)             (2,171)                44.8%
                                                                  --------------------- --------------------- -------------------
Net operating income before straight-line rent(2).............       $         150,335   $         138,412                 8.6%
                                                                  --------------------- --------------------- -------------------
Gross margin(3)...............................................                   69.8%               72.2%               (3.3%)
Weighted average for period:
    Square footage (4)........................................                  17,783              14,094                26.2%
    Occupancy (4).............................................                   88.9%               92.4%               (3.8%)
    Annualized realized rent per occupied sq. ft.(5)..........       $           13.63   $           14.74               (7.5%)

(1)  Financial results exclude discontinued operations.

(2)  Net operating  income  ("NOI") is an important  measurement  in the  commercial  real estate  industry for determining  the value of the real estate  generating  the NOI. The key  components of NOI are rental income less cost of operations excluding the effects of straight-line rent and depreciation.

(3)  Gross margin is computed by dividing  property net operating  income before  straight-line  rent by rental income before straight-line rent.

(4)  Weighted average square footage and occupancy exclude discontinued operations as of December 31, 2004.

(5)  Realized rent per square foot  represents the revenues  earned before  straight-line  rent  adjustment per occupied square foot.

Financial Condition

The following are the Company’s key financial ratios with respect to its leverage at and for the three months ended December 31, 2004.

     Ratio of FFO to fixed charges (1).....................................         58.9x
     Ratio of FFO to fixed charges and preferred distributions(1) (2)......          3.0x
     Debt and  preferred  equity to total market  capitalization  (based on
     common stock price of $45.10 at December 31, 2004) ...................          33%
     Available under line of credit at December 31, 2004 ..................      $100 million

(1)  Fixed charges include interest expense of $442,000.

(2)  Preferred  distributions  include  amounts paid to preferred  shareholders  of $9.6 million and  preferred unit holders in the operating partnership of $2.7 million.

Issuance of Preferred Stock and Preferred Units

On October 25, 2004, the Company issued an additional 1,300,000 depositary shares of it’s 7.000% Series H Preferred shares at $24.0638 per share. Net proceeds from the offering were used to repay in full the balance outstanding on the Company’s line of credit.

Property Dispositions

On November 22, 2004, the Company closed on the sale of two assets in Prince George’s County, Maryland. The two buildings comprised approximately 400,000 square feet. Included in the sale were CenterPointe, a 254,000 square foot Flex Park in Landover, Maryland, and Largo 95, a 150,000 Flex Park in Largo, Maryland. The aggregate sales price of the two assets was $44.2 million. In connection with the sale, the Company repaid a $7.7 million mortgage secured by CenterPointe. The prepayment of such mortgage required the Company to pay a $231,000 prepayment fee. Such fee has been included as a component of income from discontinued operations and is therefore included in the computation of funds from operations.

Also in November, the Company sold a 7,000 square foot unit at Miami International Commerce Center. The unit was included in the group of 11 units, aggregating 90,000 square feet, that the Company previously indicated were held for sale. Net proceeds from the sale, net of transaction costs, were approximately $720,000.

The sale of these three assets has resulted in an aggregate gain of $15.3 million.

Subsequent to December 31, 2004, the Company has sold two assets previously classified as held for sale. On February 15, 2005 the Company sold the 56,000 square foot retail center located at Miami International Commerce Center (“MICC”). The sales price was approximately $12.2 million. In addition, on January 20, 2005, the Company closed on the sale of a 7,100 square foot unit at MICC for a gross sales price of $740,000.

On January 31, 2005, the Company closed on the sale of 8.2 acres of land within it’s Cornell Oaks project in Beaverton, Oregon. The sales price for the land was $3.6 million.

Gains on these sales of approximately $2.9 million will be included in the first quarter results.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on February 28, 2005. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable March 31, 2005 to shareholders of record on March 15, 2005.

                      Series               Dividend Rate       Dividend Declared
                     ---------            ----------------    --------------------
                      Series D                   9.500%         $      0.593750
                      Series F                   8.750%                0.546875
                      Series H                   7.000%                0.437500
                      Series I                   6.875%                0.429688
                      Series K                   7.950%                0.496875
                      Series L                   7.600%                0.475000

Company Information

PSB is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2004, PSB wholly-owned approximately 18.0 million net rentable square feet of commercial space with approximately 3,700 customers located in eight states, concentrated primarily in California (5.2 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.3 million sq. ft.), Oregon (1.9 million sq. ft.), Virginia (2.8 million sq. ft.) and Maryland (1.2 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s web site is www.psbusinessparks.com.

A conference call is scheduled for March 1, 2005 at 10:00 A.M. (PST) to discuss the fourth quarter results. The toll free number is 1-800-399-4409; the conference ID is 3255661. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 8, 2005 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

                                              PS BUSINESS PARKS, INC.
                                              SELECTED FINANCIAL DATA
                                             (unaudited, in thousands)

                                                            At December 31, 2004         At December 31, 2003
                                                         --------------------------- ---------------------------
Balance Sheet Data:

    Cash and cash equivalents.......................       $               39,668      $               5,809
    Properties held for disposition, net............       $               16,876      $              49,171
    Real estate facilities, before accumulated
      depreciation..................................       $            1,570,492      $           1,498,818
    Total assets....................................       $            1,363,829      $           1,358,861
    Total debt......................................       $               11,367      $             264,694
    Minority interest - common units................       $              169,295      $             169,888
    Minority interest - preferred units.............       $              127,750      $             217,750
    Perpetual preferred stock.......................       $              510,850      $             168,673
    Common shareholders' equity.....................       $              506,114      $             502,155

    Total common shares outstanding at period end...                       21,840                     21,566
                                                         =========================== ===========================
    Total common shares  outstanding  at period end,
      assuming    conversion    of   all   Operating
      Partnership units into common stock...........                       29,145                     28,871
                                                         =========================== ===========================

                                              PS BUSINESS PARKS, INC.
                                         CONSOLIDATED STATEMENTS OF INCOME
                                (unaudited, in thousands, except per share amounts)

                                                            For the Three Months                    For the Year Ended
                                                              Ended December 31,                         December 31,
                                                    -------------------------------------- ------------------------------------
                                                             2004               2003               2004             2003
                                                    --------------------- ---------------- ------------------- ----------------
Revenues:
   Rental income.................................      $         56,042    $       49,485    $        218,447  $     193,993
   Facility management fees primarily from
     affiliates..................................                   109               180                 624            742
                                                    --------------------- ---------------- ------------------- ----------------
  Total operating revenues.......................                56,151            49,665             219,071        194,735
                                                    --------------------- ---------------- ------------------- ----------------
Expenses:
  Property Operations............................                16,699            14,285              64,969         53,410
  Depreciation and amortization..................                18,777            15,489              72,336         57,436
  General and administrative.....................                 1,379             1,175               4,628          4,683
                                                    --------------------- ---------------- ------------------- ----------------
  Total operating expenses.......................                36,855            30,949             141,933        115,529
                                                    --------------------- ---------------- ------------------- ----------------
Other income and expenses:
  Gain on sale of marketable securities..........                     -                 -                   -          2,043
  Interest and other income......................                   194               154                 406          1,125
  Interest expense...............................                 (442)           (1,001)             (3,054)        (4,015)
                                                    --------------------- ---------------- ------------------- ----------------
  Total other income and expenses................                 (248)             (847)             (2,648)          (847)
                                                    --------------------- ---------------- ------------------- ----------------
Income from continuing operation before minority
  interests and equity in income of liquidated
  joint venture..................................                19,048            17,869              74,490         78,359
                                                    --------------------- ---------------- ------------------- ----------------
Equity income of liquidated joint venture                             -                 -                   -          2,296
Minority interests in continuing operations:
    Minority interest in income - preferred units:
      Distributions paid to preferred unit holders              (2,697)           (4,810)            (17,106)       (19,240)
      Redemptions of preferred operating
      partnership units..........................                     -                 -             (3,139)              -
    Minority interest in income - common units...               (1,685)           (2,325)             (5,328)       (11,593)
                                                    --------------------- ---------------- ------------------- ----------------
    Total minority interests in continuing
     operations..................................               (4,382)           (7,135)            (25,573)       (30,833)
                                                    --------------------- ---------------- ------------------- ----------------
Income from continuing operations ...............                14,666            10,734              48,917         49,822
                                                    --------------------- ---------------- ------------------- ----------------
Discontinued operations:
    Income from discontinued operations..........                   514               428               2,196          2,036
    Impairment charge............................                     -                 -                   -        (5,907)
  Gain (loss) on disposition of real estate......                15,317             (601)              15,462          2,897
Minority interest in (earnings) loss attributable
     to discontinued operations - common units...               (3,973)                44             (4,432)            248
                                                    --------------------- ---------------- ------------------- ----------------
Income (loss) from discontinued operations.......                11,858             (129)              13,226          (726)

Net Income.......................................                26,524            10,605              62,143         49,096
                                                    --------------------- ---------------- ------------------- ----------------
Net income allocable to preferred shareholders:
   Preferred distributions paid..................                 9,612             3,879              31,154         15,784
  Redemptions of preferred stock.................                     -                 -               1,866              -
                                                    --------------------- ---------------- ------------------- ----------------
   Total preferred distributions................                  9,612             3,879              33,020         15,784
                                                    --------------------- ---------------- ------------------- ----------------
Net Income allocable to common shareholders......      $         16,912    $        6,726    $         29,123  $      33,312
                                                    ===================== ================ =================== ================
Net income per common share - basic:
  Continuing operations..........................      $           0.23    $         0.32    $           0.73  $        1.59
  Discontinued operations........................      $           0.54    $       (0.01)    $           0.61  $      (0.03)
   Net Income....................................      $           0.77    $         0.31    $           1.34  $        1.56
Net income per common share - diluted:
  Continuing operations..........................      $           0.23    $         0.32    $           0.72  $        1.58
  Discontinued operations........................      $           0.54    $       (0.01)    $           0.60  $      (0.03)
   Net Income....................................      $           0.77    $         0.31    $           1.33  $        1.54
Weighted average common shares outstanding:
  Basic..........................................                21,830            21,545              21,767         21,412
                                                    ===================== ================ =================== ================
  Diluted........................................                21,993            21,759              21,960         21,565
                                                    ===================== ================ =================== ================

                                              PS BUSINESS PARKS, INC.
             Computation of Funds from Operations ("FFO") and Funds Available for Distribution ("FAD")
                                (unaudited, in thousands, except per share amounts)

                                                            For the Three Months                    For the Year Ended
                                                              Ended December 31,                         December 31,
                                                    -------------------------------------- ------------------------------------
                                                             2004               2003               2004             2003
                                                    --------------------- ---------------- ------------------- ----------------

Computation of Diluted Funds From Operations
--------------------------------------------
    per Common Share ("FFO") (1):
    -----------------------------

Net income allocable to common shareholders.......    $        16,912     $        6,726    $      29,123      $   33,312
Adjustments:
    (Gain) loss  on disposition of real estate....           (15,317)                601         (15,462)         (2,897)
    Depreciation and amortization.................             18,777             15,870           73,793          59,107
    Minority interest in income - common units....              5,658              2,281            9,760          11,345
    Gain on sale of marketable securities.........                  -                  -                -         (2,043)
    Equity income from gain on sale of joint
      venture properties..........................                  -                  -                -         (1,376)
                                                    --------------------- ---------------- ------------------- ----------------
FFO allocable to common shareholders/unit holders.    $        26,030     $       25,478    $      97,214      $   97,448
                                                    ===================== ================ =================== ================

Weighted average common shares outstanding........             21,830             21,545           21,767          21,412
Weighted average common OP units outstanding......              7,305              7,305            7,305           7,305
Weighted average stock options outstanding using
       treasury method............................                163                214              193             153
                                                    --------------------- ---------------- ------------------- ----------------
Weighted average common shares and OP units for
  purposes of computing fully-diluted FFO per
  common share....................................             29,298             29,064           29,265          28,870
                                                    ===================== ================ =================== ================
Diluted FFO per common share equivalent...........    $          0.89     $         0.88    $        3.32      $     3.38
                                                    ===================== ================ =================== ================
Computation of Funds Available for Distribution
     ("FAD") (2):

FFO allocable to common shareholders..............    $        26,030     $       25,478    $      97,214      $   97,448

Adjustments:
     Maintenance capital expenditures.............            (3,852)            (1,239)          (8,760)         (4,037)
     Tenant improvements..........................            (8,428)            (4,794)         (27,388)        (14,030)
     Lease commissions............................            (1,951)            (1,310)          (7,465)         (4,887)
     Straight-line rent...........................              (901)              (819)          (3,143)         (2,171)
     Stock based compensation expense.............                 65                268              914             991
     In-place rents adjustment....................                 39                  -              156               -
     Non-cash impairment charge...................                  -                  -                -           5,907
     Impact of application of EITF Topic D-42.....                  -                  -            5,005               -
                                                    --------------------- ---------------- ------------------- ----------------
FAD...............................................    $        11,002     $       17,584    $      56,533      $   79,221
                                                    ===================== ================ =================== ================                                                      --------------------- ---------------- ------------------- ----------------
Distributions to common shareholders and unit
  holders                                             $         8,452     $        8,310    $      33,748      $   33,246
                                                    ===================== ================ =================== ================

Distribution payout ratio.........................              76.8%              47.3%            59.7%           42.0%
                                                    ===================== ================ =================== ================

(1)  Funds From  Operations  ("FFO") is computed in accordance with the White Paper on FFO approved by the Board of
     Governors of the National  Association of Real Estate Investment  Trusts  ("NAREIT").  The White Paper defines
     FFO as net income,  computed in accordance with generally  accepted  accounting  principles  ("GAAP"),  before depreciation,  amortization,  minority interest in income and extraordinary  items.  FFO should be analyzed in
     conjunction  with net income.   However,  FFO should not be viewed as a substitute for net income as a measure of operating  performance as it does not reflect  depreciation and amortization  costs or the level of capital expenditure  and leasing costs  necessary to maintain the operating  performance of the Company's  properties, which are  significant  economic costs and could  materially  impact the Company's  results from  operations.
     Other REITs may use  different  methods for  calculating  FFO and,  accordingly,  the Company's FFO may not be comparable to other real estate companies.

(2)  Funds available for  distribution  ("FAD") is computed by deducting from  consolidated  FFO recurring  capital expenditures,  which the Company  defines as those  costs  incurred to  maintain  the  assets'  value,  tenant improvements,  capitalized  leasing  commissions and straight-line rent from FFO and adding impairment charges and stock  based  compensation  expense.  Like FFO,  the  Company  considers  FAD to be a useful  measure  for investors to evaluate  the  operations  and cash flows of a REIT.  FAD does not  represent  net income or cash flow from operations as defined by GAAP.